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                                                                    EXHIBIT j(1)

                               CONSENT OF COUNSEL

                            TAX-FREE INVESTMENTS CO.
                            ------------------------


          We hereby consent to the use of our name and to the reference to our firm under the caption "General Information About the Company - Legal Matters" in the Statement of Additional Information for the Cash Reserve Portfolio, which is included in Post-Effective Amendment No. 29 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-58286), and Amendment No. 30 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-2731), on Form N-1A of Tax-Free Investments Co.



                              /s/ Ballard Spahr Andrews & Ingersoll, LLP
                              -----------------------------------------------
                              Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
May 19, 2000